For immediate release                                   Contacts:

                                                        Investors
                                                        Noreen Centracchio
                                                        (703) 246-0380
                                                        ncentracchio@anteon.com

                                                        Media
                                                        Tom Howell
                                                        (703) 246-0525
                                                        thowell@anteon.com


               ANTEON AGREES TO ACQUIRE INFORMATION SPECTRUM, INC.


     FAIRFAX, VA, April 23, 2003 - Anteon International Corporation (NYSE: ANT), a leading provider of information technology and engineering solutions to theU.
S. Government, announced today that it has signed a definitive agreement to acquire Information Spectrum, Inc. (ISI), a provider of critical defense and homeland security solutions, with fiscal year ended November 30, 2002 revenues of $130.5 million.

     With headquarters in Annandale, Virginia, ISI is a recognized leader in the areas of credential card technologies, military logistics and training systems. The company is the prime contractor for secure identification and access management solutions for the U.S. Department of Homeland Security's Permanent Resident Card and the U.S. Department of State's Border Crossing Card programs. ISI also provides mission critical logistics, training and engineering solutions for the U. S. Naval Air Systems Command.

     Founded in 1971, ISI is a privately held company with more than 1,200 employees and 27 locations nationwide. For the fiscal year ended November 30, 2002, ISI generated $8.8 million of adjusted operating income and $10.1 million of adjusted EBITDA. The adjustments to operating income were largely related to private company shareholder expenses. Exhibit A, attached to this press release, provides a reconciliation of operating income to adjusted operating income and to adjusted EBITDA.

     Under the terms of the agreement, Anteon will acquire 100% of the Company's stock for an all cash purchase price of $90.7 million. ISI will not have any outstanding indebtedness at closing. Anteon will finance the acquisition through its existing credit facilities. The acquisition will be accounted for under the purchase method of accounting and will be subject to customary closing conditions. Assuming the consummation of the acquisition by the end of May 2003, Anteon expects the transaction to add approximately $0.04 per share to full year 2003 earnings. The accretion assumes amortization of intangibles and other deal related accounting adjustments.

     Commenting on the acquisition, Joseph M. Kampf, Anteon President and CEO, stated, "The acquisition of ISI is consistent with our strategy to selectively acquire companies that possess strong operational management, access to growing government markets, leveragable technologies, strong financial performance and cultural compatibility. Due to the nation's homeland security requirements, we expect dramatic growth in the use of credential card technologies for physical and logical access control throughout the government community. ISI's proven performance with access cards utilizing optical technology on the Department of Homeland Security and Department of State programs, coupled with Anteon's extensive experience with access cards utilizing integrated circuit technology for Department of Defense customers, firmly establishes Anteon as a total solutions provider for these significant opportunities. Additionally, through this acquisition, Anteon will extend its capability to bring state-of-the-art logistics, training and command and control systems to the U.S. Naval Air Systems Command."

     Commenting on the sale, Mark Green, ISI's President and CEO and a principal shareholder, stated, "I am excited to join Anteon's senior management team. This acquisition brings together two companies with highly compatible cultures and complementary technical capabilities. The combination will enable us to offer an even broader spectrum of services to our current customers and to effectively compete for larger business opportunities. We have always viewed ISI as a `partnership of minds' between clients and employees. I am delighted that Anteon shares this same perspective."


Q1 2003 Earnings Release

     As stated in its April 9, 2003 press release, Anteon will release its first quarter 2003 earnings on April 30, 2003, prior to the market opening. A conference call is scheduled on that same date at 10:00 a.m. EST when Anteon senior management will review the Company's first quarter results and discuss the acquisition of ISI. The conference call will be webcast simultaneously through a link on the Investor Relations section of the Company's website, located at www.anteon.com. A replay of the conference call will also be available by telephone starting at 1:00 p.m. EST, through May 5, 2003, at (888) 203-1112 or (719) 457-0820 (international). The confirmation number for the telephone replay is 468653. A replay of the webcast will be available on the Anteon website beginning approximately one hour after the conclusion of the conference call through May 14, 2003.

About Anteon

     Anteon, headquartered in Fairfax, Virginia, is a leading information technology and engineering solutions company providing support to the federal government and international sectors. For over 26 years, the Company has designed, integrated, maintained and upgraded state-of-the-art systems for national defense, intelligence, emergency response and other high priority government missions. Anteon also provides many of its government clients with the systems analysis, integration and program management skills necessary to manage the development and operations of their mission critical systems. With 2002 reported revenues of $826 million, the Company has approximately 5,800 employees and over 80 offices worldwide and frequently ranks among the top information technology integrators based on independent surveys. For more information, visit www.anteon.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

     The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward- looking statements include the Company's dependence on continued funding of U.S. government programs, government contract procurement and termination risks including risks associated with protests, and other risks described in the Company's Securities and Exchange Commission filings. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.







                               # # #

                              EXHIBIT A

            Information Spectrum, Inc. EBITDA Adjustments
-----------------------------------------------------------------------
                                                      Fiscal Year Ended
                                                      November 30, 2002
                                                       ($ in Millions)

Operating Income per Audited Financials                          $ 4.3

Adjustments
  Private shareholder expense                                      3.2

  Other non-recurring expenses                                     1.3
                                         ------------------------------
 Subtotal                                                          4.5


Adjusted Operating Income                                          8.8


Depreciation                                                       1.3
                                         ------------------------------

Adjusted EBITDA                                                 $ 10.1
                                         ==============================